UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2008
Champion Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)
2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 1.01. Entry into a Material Definitive Agreement.

i.	Amendments to Change in Control Agreements with Officers Phyllis A. Knight, Richard P. Hevelhorst, and Roger K. Scholten.
     On December 17, 2008, Champion Enterprises, Inc. (the “Company”) made revisions to certain Change in Control Agreements with officers Phyllis A. Knight, Richard P. Hevelhorst, and Roger K Scholten (the “Officer Agreements.”) The changes were made to comply with requirements under Code Section 409A. Other than the name of the officer who is a party to each of the Officer Agreements, the agreements are substantially identical with the exception of the multiplier applied to severance payments discussed below. The Officer Agreements are effective as of December 17, 2008, and replace the previous change in control agreement each officer had with the Company. A copy of the form of these agreements is attached hereto as Exhibit 99.1 The following description applies to each agreement and is qualified in its entirety by reference to the form of the Officer Agreements attached hereto, which shall govern in all respects.
     Under the Officer Agreements, each above named officer would receive a cash severance payment if his or her employment were to be terminated by the Company without cause, or by the officer for good reason, following a change in control of the Company, as defined in the Officer Agreements. With respect to Ms. Knight and Mr. Scholten, their severance payment would be the sum of: (i) twice the base annual salary earned by the officer immediately prior to termination or immediately prior to the change in control, whichever is greater, plus (ii) twice the target performance bonus for the fiscal year in which the termination occurs or the fiscal year of the change in control, whichever is greater. With regard to Mr. Hevelhorst, his severance payment would be the sum of: (i) 1.5 times his base annual salary earned immediately prior to termination or immediately prior to the change in control, whichever is greater, plus (ii) 1.5 times the target performance bonus for the fiscal year in which the termination occurs or the fiscal year of the change in control, whichever is greater. The Officer Agreements include non-solicitation and non-competition obligations on the part of the officer that survive for two years following the date of termination. The Officer Agreements also provide that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes.
ii.	Amendments to Change in Control Agreement with Chief Executive Officer William C. Griffiths.
     On December 17, 2008, the Company also made revisions to the Change in Control agreement with Chief Executive Officer William C. Griffiths (the “Griffiths Agreement”). Those revisions were made to comply with requirements under Code Section 409A. A copy of the Griffiths Agreement is attached hereto as Exhibit 99.2. The following description applies to the Griffiths Agreement and is qualified in its entirety by reference to the Griffiths Agreement attached hereto, which shall govern in all respects.
     Under the Griffiths Agreement, he would receive a cash severance payment if his employment is terminated by the Company without cause, or by him for good reason, following a change in control of the Company, as defined in the agreement. Mr. Griffiths’ severance payment would be the sum of:

(i) twice the annual base salary earned by him immediately prior to termination or immediately prior to the change in control, whichever is greater, plus (ii) twice the target bonus for the fiscal year in which the termination occurs or the fiscal year of the change in control, whichever is greater. The Griffiths Agreement also provides that in certain circumstances the severance payment will be increased to fully compensate Mr. Griffiths for any U.S. federal excise tax paid by him due to his receiving the severance payment as well as for any U.S. federal, state or local income tax payments arising due to his receipt of such additional amount.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     5.02(b). Retirement, Resignation, or Termination of Named Executive Officer.
     On December 17, 2008, the Company and Vice President of Human Resources, Jeffrey P. Nugent, executed a Termination Agreement and General Release (the “Termination Agreement.”) A copy of that agreement is attached hereto as Exhibit 99.3. The following description applies to the Termination Agreement, but is qualified in its entirety by reference to the form of agreement attached hereto, which shall govern in all respects.
     Under the Termination Agreement, among other things, Mr. Nugent will cease employment with the Company on December 26, 2008. Mr. Nugent has released certain claims against the Company related to his employment, and has agreed to refrain from solicitation or competition for a period of two (2) years from termination of his employment. In exchange, Mr., Nugent will receive, among other things, his base salary for the next 18 months under the Company’s Executive Officer Severance Pay Plan, with waiver of a requirement to seek employment during the final 6 months of the payment period.
     5.02(e). Material Contract or Arrangement with Principal Executive Officer.
     On December 17, 2008, the Company entered an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with William C. Griffiths, the Company’s President and Chief Executive Officer. A copy of that agreement is attached hereto as Exhibit 99.4. The following description applies to the Employment Agreement, but is qualified in its entirety by reference to the form of agreement attached hereto, which shall govern in all respects.
     The Employment Agreement was amended and restated to address two general issues: 1) compliance under Code Rule 409A; and 2) to extend the term of the agreement for an additional four (4) years until December 31, 2012. Save limited changes to stock ownership requirements and other issues, the remaining terms of the Employment Agreement are substantially similar to Mr. Griffiths’ previous employment agreement with the Company, which was filed with the SEC on Form 8-K on July 13, 2004.

Item 9.01. Financial Statements and Exhibits.
     Exhibits.

Exhibit
Number

99.1	Form of Change in Control Agreement Entered By Phyllis A. Knight, Richard P. Hevelhorst, and Roger K Scholten

99.2	Form of Change in Control Agreement Entered By William C. Griffiths

99.3	Termination Agreement and General Release with Jeffrey P. Nugent

99.4	Amended and Restated Executive Employment Agreement with William C. Griffiths, dated as of December 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ ROGER K. SCHOLTEN
Roger K. Scholten,
Senior Vice President, Secretary and General Counsel

Date: December 18, 2008

Index to Exhibits

Exhibit No.	Description

99.1	Form of Change in Control Agreement Entered By Phyllis A. Knight, Richard P. Hevelhorst, and Roger K Scholten.

99.2	Form of Change in Control Agreement Entered By William C. Griffiths.

99.3	Termination Agreement and General Release with Jeffrey P. Nugent.

99.4	Amended and Restated Executive Employment Agreement with William C. Griffiths, dated as of December 17, 2008.